UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 11, 2012

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 11, 2012, Midstates Petroleum Company, Inc. (“Midstates”) and Midstates Petroleum Company, LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates, entered into an Asset Purchase Agreement (the “Agreement”) with Eagle Energy Production, LLC (“Eagle”), pursuant to which Midstates Sub agreed to acquire certain interests in producing oil and natural gas assets, unevaluated leasehold acreage in Oklahoma and Kansas and the related hedging instruments (the “Transaction”). The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of (a) $325,000,000 in cash and (b) 325,000 shares of Series A Preferred Stock of Midstates with an initial liquidation preference of $1,000 per share.

Eagle, Midstates and Midstates Sub have made customary representations, warranties and covenants in the Agreement. Eagle has made certain additional customary covenants, including, among others, covenants to conduct its business in the ordinary course between the execution of the Agreement and the closing of the Transaction and not to engage in certain kinds of transactions during that period, subject to certain exceptions. Midstates has agreed not to take certain specified actions without Eagle’s consent during the time between execution of the Agreement and the closing of the Transaction.

Consummation of the Transaction is subject to various conditions, including, among others, (1) the accuracy of representations and warranties of the parties as of the closing date, including the absence of any material adverse effect with respect to each of Eagle’s business and Midstates’ business, (2) the release of certain liens in connection with the repayment of Eagle’s indebtedness, (3) the execution of certain ancillary documents and (4) other customary closing conditions. The transaction will be effective June 1, 2012 and closing is expected to occur on or about October 1, 2012. The Agreement may be terminated under customary circumstances.

The Series A Preferred Stock will not become convertible into shares of Midstates’ common stock until the 21st day after the date on which Midstates mails to its stockholders an information statement regarding the issuance of the Series A Preferred Stock, and the holders of the Series A Preferred Stock may not convert before the first anniversary of the closing date of the Transaction. After such time, the Series A Preferred Stock may be converted, in whole but not in part, at the option of the holders of a majority of the outstanding shares of Series A Preferred Stock, into a number of shares of Midstates common stock calculated by dividing the then-current liquidation preference by the conversion price of $13.50 per share. In addition, the Series A Preferred Stock will be subject to mandatory conversion into shares of Midstates’ common stock on September 30, 2015 at a conversion price no greater than $13.50 per share and no less than $11.00 per share. Dividends on the Series A Preferred Stock will accrue at a rate of 8.0% per annum, payable semi-annually, at the sole option of Midstates, in cash or through an increase in the liquidation preference. The Series A Preferred Stock will also have the other rights and terms set forth on the Certificate of Designation, including voting rights that are similar to those belonging to holders of Midstates common stock on an as-converted basis (except with respect to the election of directors and the approval of certain transactions where the holders of the Series A Preferred Stock would be entitled to consideration at least equal to the liquidation preference) until such time as holders of the Series A Preferred Stock are permitted to convert their shares into common stock and the market price of Midstates common stock is above the conversion price for 15 consecutive trading days. In addition, the holders of the Series

A Preferred Stock will have the right, subject to the terms and conditions set forth in the Certificate of Designations, to elect one member of the board of directors, and to approve certain corporate actions. The Series A Preferred Stock will rank senior to Midstates common stock with respect to dividend rights. The issuance of the Series A Preferred Stock to Eagle pursuant to the Agreement has been approved by stockholders holding a majority of the outstanding shares of Midstates common stock.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been filed as an exhibit to this current report to provide investors and security holders with more complete information regarding its terms. It is not intended to provide any other factual information about Midstates, Midstates Sub or Eagle. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Midstates, Midstates Sub or Eagle or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Midstates.

In connection with the execution of the Agreement, on August 11, 2012, Midstates and Midstates Sub entered into a commitment letter with (after giving effect to certain subsequent joinders) Bank of America, N.A., Merrill Lynch, Pierce Fenner & Smith Incorporated, SunTrust Bank and SunTrust Robinson Humphrey, Inc., Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding, Inc. to, among other things, (A) provide for an unsecured bridge credit facility in the amount of up to $500 million and (B) provide a commitment to amend the existing secured revolving credit facility to increase the borrowing base to $250 million and to accommodate, among other things, the issuance, incurrence and/or compliance with the terms of the Preferred Stock, bridge loans and other debt securities that may be issued or loans that may be incurred in lieu of, or in connection with the replacement of the bridge loans, including senior unsecured notes. The availability of loans under the bridge credit facility and the effectiveness of the amended revolving credit facility are subject to the consummation of the Transaction and other customary conditions. The proceeds of the bridge credit facility may be used solely to fund the Transaction, to pay transaction costs and expenses in connection therewith or repay outstanding debt under the existing revolving credit facility. If entered into, the bridge credit facility will initially bear interest at LIBOR, subject to a 1.50% floor, plus 9.0% and thereafter such 9.0% margin is subject to increases. The bridge credit facility matures on the first anniversary of the closing date of the Transaction and contains customary terms regarding the conversion of the bridge loans into other debt instruments subject to certain caps on yield, the highest of which is set at 13.25%. The obligations under the bridge credit facility would be guaranteed by the same entities that guaranty the existing secured revolving credit facility. If entered into, the amended revolving credit facility would mature on the fifth anniversary of the entrance into the facility and the aggregate amount available under the credit facility would increase to $250 million, subject to reduction in the event that the amount of assets acquired in connection with the Transaction is less than expected. In addition, it would increase the allowance for the incurrence of certain unsecured indebtedness, without a corresponding reduction in the borrowing base, from $275 million to $500 million thereby permitting the incurrence of the bridge loans or the issuance of other debt without causing a $0.25 reduction in the borrowing base for every $1 of debt incurred or issued above $275 million. The definitive loan documentation for the bridge loan facility will contain representations and warranties, affirmative, negative and financial covenants and events of default similar to those in other similar transactions and will otherwise be similar to the terms set forth in the existing secured revolving credit facility. The definitive loan documentation for the amended revolving credit facility will contain representations and warranties, affirmative, negative and financial covenants and events of default similar to the terms set forth in the existing secured revolving credit facility and which address the above mentioned accommodations and allowances.

In addition, on August 11, 2012, Midstates and Midstates Sub entered into a second commitment letter with SunTrust Bank, SunTrust Robinson Humphrey, Inc., Bank of America N.A. and Merrill Lynch, Pierce Fenner & Smith Incorporated to have an amendment to the existing secured revolving facility underwritten which provides for $35 million of non-conforming borrowing base loans (thereby increasing the borrowing base under the existing secured revolving credit facility from $200 million to $235 million) and waives the requirement to comply with the minimum current ratio financial covenant for the quarters ending September 30, 2012 and December 31, 2012, The availability of non-conforming borrowing base loans would end upon the earliest to occur of (i) the closing of the Transaction, (ii) the issuance of certain unsecured indebtedness permitted under the existing secured revolving credit facility and (iii) the scheduled March 2013 borrowing base redetermination. Thereafter, subject to the other commitments contemplated by the other commitment letter discussed above, the borrowing base would reduce to $200 million and loans would be permitted subject to the $200 million borrowing base. Borrowings under the terms of the amended revolving credit facility would bear interest at the same rates applicable to the existing secured revolving credit facility, provided that if borrowing base usage exceeded $200 million the amount of applicable margin would increase to up to 3.00% in the case of base rate loans and 4.00% in the case of LIBOR loans. Similarly, commitment fees would be the same rates applicable to the existing secured revolving credit facility subject to an increase up to 0.625% if borrowing base usage exceeds $200 million. The definitive loan documentation for this amended revolving credit facility will be effective upon the satisfaction of customary conditions and contain representations and warranties, affirmative, negative and financial covenants and events of default substantially the same as the terms set forth in the existing secured revolving credit facility.

Item 2.02 Results of Operations and Financial Condition.

On August 13, 2012, Midstates issued a press release reporting results for the quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 2.02 by reference.

Item 7.01 Regulation FD Disclosure.

On August 13, 2012, Midstates issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in the press release is being furnished, not filed, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Midstates under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Agreement and the transactions contemplated thereby contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Transaction, the financing of the cash consideration and the effectiveness of the conversion feature of the Series A Preferred Stock and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this current report. Although Midstates believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Midstates’s control that could affect Midstates’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report. Please refer to Midstates’s filings with the SEC for additional discussion of risks and uncertainties that may affect Midstates’s actual future results. Midstates undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

2.1*	—	Asset Purchase Agreement, dated as of August 11, 2012, among Midstates Petroleum Company, LLC, Midstates Petroleum Company, Inc. and Eagle Energy Production, LLC.

99.1	—	Press Release, dated August 13, 2012.

*	The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)
Date: August 13, 2012

	By:	/s/ Thomas L. Mitchell

Thomas L. Mitchell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description

2.1*	Asset Purchase Agreement, dated as of August 11, 2012, among Midstates Petroleum Company, LLC, Midstates Petroleum Company, Inc. and Eagle Energy Production, LLC.

99.1	Press Release, dated August 13, 2012.

*	The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.

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